                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. _____)

Check the appropriate box:

[X]  Preliminary Information Statement
[_] Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement

                                  JOYSTAR, INC.
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                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction apply:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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(4)  Proposed maximum aggregate value of transaction: $

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(5)  Total fee paid: $

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[_]  Fee paid previously with preliminary materials:
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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, schedule or registration statement no.:

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(3)  Filing party:

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(4)  Date filed:

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

                                  Joystar, Inc.
                         95 Argonaut Street, First Floor
                              Aliso Viejo, CA 92656

                              INFORMATION STATEMENT

                                January ___, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

General

This Information Statement is first being furnished on or about January ___ 2007 to shareholders of record as of the close of business on January 23, 2003 (the "Record Date") of the common stock, no par value per share (the "Common Stock") of Joystar, Inc. (the "Company") in connection with the following (the "Actions"):

I. PROPOSAL NUMBER ONE. AMENDMENT TO THE ARTICLES OF INCORPORATION, CHANGING THE NAME OF THE COMPANY TO TRAVELSTAR, INC.

II. PROPOSAL NUMBER TWO. AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE ITS AUTHORIZED CAPITAL TO A TOTAL OF 210 MILLION SHARES CONSISTING OF 200 MILLION SHARES OF COMMON STOCK AND 10 MILLION SHARES OF PREFERRED STOCK.

The Board of Directors has approved, and a majority of the shareholders (the "Consenting Shareholders") representing not less than 27,197,842 shares of the 48,928,974 shares outstanding of the Common Stock or 55.58% as of the Record Date have consented in writing to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding of Common Stock and are sufficient under the California General Corporation Law and the Company's Bylaws to approve the Actions. The Actions will not become effective before the date which is 21 days after this Information Statement was first sent to stockholders. You are urged to read the Information Statement in its entirety for a description of the Actions taken by the majority shareholders of the Company.

The Information Statement is first being mailed to stockholders of the Company on or about February___, 2007. Only stockholders of record at the close of business on January 23, 2007 will be entitled to receive the Information Statement. Accordingly, the Actions will not be submitted to the shareholders of the Company for a vote and this Information Statement is being furnished to shareholders to provide them with certain information concerning the Action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, including Regulation 14C.

The Company will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing.

FOR ADDITIONAL INFORMATION ABOUT JOYSTAR, INC., REFERENCE IS MADE TO THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB.

The principal executive office of Joystar, Inc. is located at 95 Argonaut Street, First Floor,Aliso Viejo, CA 92656.

I. PROPOSAL NUMBER ONE. AMENDMENT TO THE ARTICLES OF INCORPORATION, CHANGING THE NAME OF THE COMPANY TO TRAVELSTAR, INC.

     The Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment to the Articles of Incorporation, as amended, of Joystar (the "Name Amendment") to change the name of the Company from "Joystar, Inc." to "Travelstar, Inc." The text of the amendment is attached as Exhibit A and is incorporated herein by reference.

     In the judgment of the Board of Directors, the change of Joystar's corporate name is desirable since it describes directly the business of the Company.

     The Name Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of California, which will occur on or about February___, 2007. Under federal securities, laws, Joystar cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

II. PROPOSAL NUMBER TWO. AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE ITS AUTHORIZED CAPITAL TO A TOTAL OF 210 MILLION SHARES CONSISTING OF 200 MILLION SHARES OF COMMON STOCK AND 10 MILLION SHARES OF PREFERRED STOCK.

INTRODUCTION

Pursuant to Section 603 of the California General Corporation Law, the majority of the Company's shareholders (55.58%)and the Company's Board of Directors approved the increase of the Company's authorized capital to a total of 210 million shares consisting of 200 million shares of common stock and 10 million shares of preferred stock (the "Increase of Authorized Capital").

To effect the Increase of the Authorized Capital, the Board of Directors would file the approved proposed amendments to its Articles of Incorporation (collectively, the "Amendment") with the California Secretary of State along with any other necessary filings in accordance with California General Corporation Law. The Amendment will become effective 21 calendar days after the date of mailing of this Information Statement. The form of amendment to the Articles of Incorporation to effect the proposed Increase in the Authorized Capital would be in substantially the form attached to this Information Statement as Exhibit A.

The Company's Board of Directors and the Company's majority shareholders holding 27,197,842 shares of common stock (55.58%) have approved the Increase in the Authorized Capital.

REASONS FOR INCREASE IN THE AUTHORIZED CAPITAL

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The Company needs to have enough shares of common stock available to provide for the issuance of the new shares upon the exercise of certain stock purchase warrants issued in the Company's November 2006 private placement as well as common stock purchase warrants issued to certain shareholders in private transactions. The additional shares also will be available for issuance for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, merger transactions, stock dividends, stock splits, stock options, convertible debt and equity financing. This step is necessary, in the judgment of the Board of Directors, in order to carry out the Company's business objectives and attract potential new capital.

POTENTIAL EFFECTS OF INCREASE IN THE AUTHORIZED CAPITAL

The Increase in the Authorized Capital of the Company would increase the authorized number of shares of common stock of the Company from 50 million to 200 million, and would authorize the issuance of up to 10 million shares of preferred stock.

AUTHORIZED SHARES OF COMMON STOCK

The Increase in the Authorized Capital would increase the number of authorized shares of the Company as stated above. These additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

PROCEDURE FOR EFFECTING INCREASE IN THE AUTHORIZED CAPITAL

     The Increase in the Authorized Capital of the Company will occur upon the filing of the Company's amendment to its Articles of Incorporation with the secretary of state of the State of California on the Effective Date without any action on the part of stockholders of the Company.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Persons Entitled to Notice

The Record Date for the determination of the shareholders entitled to notice of and to consent to the Action has been fixed as of the close of business on January 23 , 2007. As of January 23, 2007, there were outstanding 48,928,974 shares of Common Stock. The Action has been duly approved by the Consenting Shareholders holding a majority of the outstanding Common Stock. Approval or consent of the remaining shareholders is not required and is not being solicited hereby or by any other means.

The California General Corporation Law does not provide for dissenters rights in connection with the adoption of the Action.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 23, 2007, the stock ownership of all persons known to own beneficially five percent or more of the Company's voting stock and all directors and officers of the Company, individually and as a group. Each person has sole voting and investment power over the shares indicated, except as noted. Unless otherwise stated in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within sixty days through the exercise of any option or warrant or through the conversion of any security. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrant, but are not deemed outstanding for purposes of computing the percentage of any other person. The address of those individuals for which an address is not otherwise indicated is 95 Argonaut Street, First Floor,Aliso Viejo, CA 92656.

 NAMES OF DIRECTORS,
 NOMINEES FOR DIRECTOR,                     SHARES             PERCENTAGE
 EXECUTIVE OFFICERS,                     BENEFICIALLY         BENEFICIALLY
 AND 5% HOLDERS                             OWNED(3)              OWNED
-------------------------------------------------------------------------------

   William M. Alverson                     12,798,545            26.16%

   Katharine T. West                        2,692,340             5.50%

   Kyaw Myint J.                            9,376,957            19.16%

   William Fawcett                              0                  --

   All current directors and named
   officers as a group (3 in all)          15,490,885            31.66%

----------
* Less than 1%

The Company's address is 95 Argonaut St., First Floor, Aliso Viejo, CA 92656.


     The percentage of beneficial ownership is based upon 48,928,974 shares of Common Stock outstanding as of January 23, 2007.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid or accrued for the three fiscal years ended December 31, 2006 to or for the benefit of our Chief Executive Officer and our four most highly compensated executive officers and employees whose total annual salary and bonus compensation exceeded $100,000.

                                                                         Long-Term Compensation Awards
                                                  Annual Compensation    ------------------------------   Payouts
                                                ------------------------                                                   All
         Name and                                                           Restricted      Number of       LTIP          Other
   Principal Position                             Salary        Bonus      Stock Awards      Options     Payouts ($)   Compensation
-------------------------------  ---------      ----------   -----------  --------------   ------------  -----------   ------------
William M. Alverson, Chief         2005          $180,000         --        1,000,000 (1)    400,000          --             --
   Executive Officer, Chief
   Financial Officer, President    2004          $180,000         --          100,000 (2)    100,000          --             --
   and Director
                                   2003          $120,000         --                                          --             --

Katharine West, Executive Vice     2005          $120,000         --          500,000 (1)    250,000          --             --
   President and Director
                                   2004          $ 88,500         --           50,000 (2)     50,000          --             --

                                   2003          $ 60,000         --                                          --             --

(1) On December 13, 2005, our Board of Directors authorized 1,000,000 shares of common stock to be issued to Mr. Alverson and 500,000 shares of common stock to be issued to Ms. West for services rendered in fiscal year ended December 31, 2005 valued at $220,000 and $110,000, respectively pursuant to our 2003 Equity Compensation Plan.

(2) On August 27, 2004, we authorized 100,000 shares of common stock to be issued to Mr. Alverson and 50,000 shares of common stock to be issued to Ms. West for services rendered in fiscal year ended December 31, 2004 valued at $60,000 and $30,000, respectively.

(3) During the periods reflected, certain of the officers and noted employees named in this table received perquisites and other personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any year, exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for that individual in any year, unless otherwise noted.

Employment Agreements

     The new employment agreement with our Chief Executive Officer, William M. Alverson, became effective December 15, 2005. Our Board of Directors approved the major terms of the employment agreement which includes an annual salary of $180,000 for Mr. Alverson and the issuance of 600,000 shares of common stock and an option to purchase 400,000 shares of our common stock. The Company has not yet finalized the new employment agreement with Katherine T. West, our Executive Officer. The Company's Board of Directors has approved the major terms of such employment agreement with Ms. West which includes an annual salary of $144,000, the issuance of 250,000 shares of common stock and an option to purchase 250,000 shares of our common stock. None of the above shares or options have been issued yet.

COMPENSATION OF DIRECTORS

     The Company's current directors do not received any type of compensation in conjunction with their services as directors.

                                    EXHIBITS

Exhibit A          Amendment to Certificate of Incorporation

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ William M. Alaverson
                                    --------------------------------------------
                                    William M. Alverson, President and CEO

                                                                      Exhibit A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                 JOYSTAR, INC.,
                            A CALIFORNIA CORPORATION

     The undersigned certify that:

     1. They are the president and the secretary, respectively, of JOYSTAR, INC., a California corporation;

     2. Article One of the Articles of Incorporation of this Corporation is amended to read as follows:

     ONE: The name of this Corporation is: TRAVELSTAR, INC.

     2. Article Six of the Articles of Incorporation of this Corporation is amended to read as follows:

     SIX: The aggregate number of shares which the Corporation shall have the authority to issue is TWO HUNDERED TEN MILLION (210,000,000) shares of which stock TWO HUNDRED MILLION (200,000,000) shares at no par value per share shall be common stock and of which TEN MILLION (10,000,000) shares at a nondesignated par value per share, shall be preferred stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the qualifications, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such as the Board of Directors shall determine;

          (e) Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

          (h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

     3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

     4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 48,928,974. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: February ___, 2007

                                             -----------------------------------
                                             William M. Alverson, President


                                             -----------------------------------
                                             Katherine T. West, Secretary


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